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Avaya Receives New York Stock Exchange Notice Regarding Late Form 10-Q Filing

Raleigh-Durham, NC, - August 16, 2022 - Avaya Holdings Corp. (NYSE: AVYA) ("Avaya" or "the Company") today reported that it had received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) notifying the Company that, because the Company did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”), it is not in compliance with Section 802.01E of the NYSE Listed Company Manual, which requires that NYSE-listed companies timely file all periodic reports with the Securities and Exchange Commission (the “SEC”). The Company had previously disclosed that it would not be able to timely file the Form 10-Q due to the circumstances described in the Form 12b-25 filed with the SEC on August 9, 2022.
The Notice is a routine notification to NYSE-listed companies who are untimely in filing their periodic reports, and has no immediate effect on the listing of the Company’s common stock on the NYSE. The Notice informed the Company that, under the NYSE’s rules, the Company has six months from the date of the Notice, until February 15, 2023, to file its Form 10-Q and regain compliance with the NYSE listing standards. If the Company fails to file the Form 10-Q by the six-month deadline, the NYSE may, in its sole discretion, grant an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. Under NYSE rules, the NYSE may also commence delisting proceedings at any time if it deems that the circumstances warrant such proceedings.
The Company is working to resolve the issues that have led to the delay in its Form 10-Q filing in order to be able to file the Form 10-Q as soon as practicable, but in any event expects to make the Form 10-Q filing before the February 15, 2023 deadline stipulated by the NYSE in the Notice.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain "forward-looking statements." All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward-looking statements to be inaccurate include, among others: the finalization of the Company's fiscal 2022 third quarter financial statements; the findings of the Audit Committee’s investigations; the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures, and the potential for a material weaknesses in the Company’s internal controls over financial reporting or other potential weaknesses of which the Company is not currently aware or which have not been detected; the Company’s ability to continue as a going concern; the impact of litigation and regulatory proceedings; the impact and timing of any cost-savings measures; the termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic ("COVID-19"); the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls imposed by the U.S., UK and the EU on certain industries and Russian parties as a result of the conflict, as well as responses by the governments of Russia or other jurisdictions; and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company’s actual results, performance, liquidity or achievements to differ materially from any future results, performance, liquidity or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Source: Avaya Newsroom

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